THIS PROXY IS SOLICITED ON
                     BEHALF OF THE BOARD OF DIRECTORS
                          OPTEK TECHNOLOGY, INC.

      The undersigned stockholder of Optek Technology, Inc. (the "Company"), revoking all prior proxies, does by these presents name, constitute and appoint Thomas R. Filesi and William J. Collinsworth, and each of them, the true and lawful proxy and attorney-in-fact of the undersigned, with full power of substitution, to vote all shares of the Common Stock, par value $0.01 per share, of the Company standing in the name of the undersigned on the books of the Company at the close of business on January 15, 1999 or in respect of which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders, to be held on March 16, 1999 at 10:00 a.m., Dallas, Texas time at the offices of the Company, 1215 West Crosby Road, Carrollton, Texas 75006, and at any and all adjournments thereof, on the following matters:

      1.    Election of Directors

                  FOR all nominees              WITHHOLD
                  listed below (except          AUTHORITY to vote
                  as marked to the              for all nominees
                  contrary below)

     Nominees:  Thomas R. Filesi, Jerry L. Curtis, Michael E.
     Cahr, William H. Daughtrey, Jr., Grant A. Dove, Rodes Ennis and Wayne Stevenson.

      (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

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      2.    Approval of an amendment to the Company's Restated
Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 12,000,000 to 25,000,000.

                FOR              AGAINST           ABSTAIN

IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR"
MATTERS NO. 1 AND 2.

  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement each dated
February 1, 1999.

                                Dated
                                -----------------------------



                                -----------------------------
                                Stockholder's Signature


                                -----------------------------
                                Stockholder's Signature

Please complete, sign and mail this proxy promptly in the enclosed self-addressed envelope, which requires no postage if mailed in the United States.

NOTE: Please sign exactly as your name is shown on the left. If stock stands in two or more names, please have all sign. If this Proxy is executed by a corporation, it should be signed in the name of the corporation by an officer thereunto duly authorized. If this Proxy is to be signed as attorney, executor, administrator, trustee, guardian, or in any representative capacity, the title of the person signing should be given in full and any necessary documentary evidence of authority to sign this Proxy should be presented.